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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19536 (Commission File Number)	95-3971414 (IRS Employer Identification No.)
2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Address of Principal Executive Offices) (Zip Code)
Mr. Jerry R. Welch President and Chief Executive Officer 2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Name and Address of Agent For Service)
(610) 292-6600 (Telephone Number, Including Area Code, of Agent for Service)

Item 5.    Other Events.

        On January 14, 2003, The Nasdaq Stock Market ("Nasdaq") notified the Company of its intention to delist the Company's securities from Nasdaq. In addition, Nasdaq changed the Company's trading symbol from FAOO to FAOOQ, effective January 16, 2003. Nasdaq cited the following reasons for its decision to delist:

  •
  the public interest concerns raised by the Company's January 13, 2003 filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code; and

  •
  concerns regarding the residual equity interest of the existing listed securities holders.

        The Company has requested a hearing to appeal Nasdaq's determination, and expects this request to stay the delisting process pending the outcome of the hearing. The Company cannot guarantee that Nasdaq will grant the Company's request for continued listing.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 21, 2003

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.
Date: January 21, 2003
/s/ JERRY R. WELCH Jerry R. Welch President and Chief Executive Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.